                                EXHIBIT (8)(b)(1)
                                -----------------


    AMENDMENT NO. 12 TO PARTICIPATION AGREEMENT AMONG WRL SERIES FUND, INC., PFL LIFE INSURANCE COMPANY, AUSA LIFE INSURANCE COMPANY, INC., AND PEOPLES
                         BENEFIT LIFE INSURANCE COMPANY

                               ADDENDUM NO. 12 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             WRL SERIES FUND, INC.,
                           PFL LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   AND PEOPLES BENEFIT LIFE INSURANCE COMPANY


     Amendment No. 12 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), and Peoples Benefit Life Insurance Company ("Peoples") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, PFL has established PFL Life Variable Annuity Account C and PFL Life Variable Annuity Account D, separate accounts for purposes of selling variable annuity products, which are to be funded in part by the WRL Series Fund, Inc.

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate accounts, PFL Life Variable Annuity Account C and PFL Life Variable Annuity Account D, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of September 27, 1999.

PFL LIFE INSURANCE COMPANY               WRL SERIES FUND, INC.
By its authorized officer                By its authorized officer

By:  /s/  William L. Busler              By: /s/  Thomas E. Pierpan
   ----------------------------------       ------------------------
     William L. Busler                      Thomas E. Pierpan

Title:   President                       Title:   Vice President, Secretary and
      -------------------------------          ---------------------------------
                                                  Associate General Counsel
                                               ---------------------------------

AUSA LIFE INSURANCE                      PEOPLES BENEFIT LIFE
COMPANY, INC.                            INSURANCE COMPANY
By its authorized officer                By its authorized officer

By:  /s/  William L. Busler              By: /s/  Frank A. Camp
   ----------------------------------       ------------------------------------
     William L. Busler                            Frank A. Camp

Title:   Vice President                  Title:   Vice President and
      -------------------------------          ---------------------------------
                                                  Division General Counsel

                                     AMENDED
                                   SCHEDULE A

                          Effective September 27, 1999
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement
                     --------------------------------------

Account(s):            PFL Endeavor Variable Annuity Account
                       PFL Endeavor Platinum Variable Annuity Account
                       Mutual Fund Account
                       PFL Life Variable Annuity Account A
                       PFL Life Variable Annuity Account C
                       PFL Life Variable Annuity Account D
                       PFL Retirement Builder Variable Annuity Account
                       AUSA Life Insurance Company, Inc. Separate Account C
                       Peoples Benefit Life Insurance Company Separate Account V
                       Legacy Builder Variable Life Separate Account
                       AUSA Series Life Account

Policy(ies):           PFL Endeavor Variable Annuity
                       PFL Endeavor Platinum Variable Annuity
                       AUSA Endeavor Variable Annuity
                       Atlas Portfolio Builder Variable Annuity
                       Extra Variable Annuity
                       Access Variable Annuity
                       Retirement Income Builder II Variable Annuity
                       AUSA & Peoples - Advisor's Edge Variable Annuity
                       Peoples - Advisor's Edge Select Variable Annuity
                       Legacy Builder II
                       Legacy Builder Plus
                       AUSA Freedom Financial Builder

Portfolio(s):          WRL Series Fund, Inc.
                           WRL Janus Growth
                           WRL AEGON Bond
                           WRL J.P. Morgan Money Market
                           WRL Janus Global
                           WRL LKCM Strategic Total Return
                           WRL VKAM Emerging Growth
                           WRL Alger Aggressive Growth
                           WRL AEGON Balanced
                           WRL Federated Growth & Income
                           WRL C.A.S.E. Growth
                           WRL NWQ Value Equity
                           WRL GE/Scottish Equitable International Equity WRL GE U.S. Equity
                           WRL J.P. Morgan Real Estate Securities
                           WRL T. Rowe Price Dividend Growth
                           WRL T. Rowe Price Small Cap
                           WRL Goldman Sachs Growth
                           WRL Goldman Sachs Small Cap
                           WRL Pilgrim Baxter Mid Cap Growth
                           WRL Salomon All Cap
                           WRL Dreyfus Mid Cap
                           WRL Third Avenue Value
                           WRL Dean Asset Allocation